Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
First Mercury Holdings, Inc.
Southfield, Michigan
We hereby consent to the use in the Prospectus and in part II of the Registration Statement, both constituting parts of this Registration Statement (Form S-1), of our report dated May 24, 2006, relating to the consolidated financial statements and schedules of First Mercury Holdings, Inc.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
BDO Seidman, LLP
Troy, Michigan
May 29, 2006